UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:

November 10, 2008

IdentiPHI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

13809 Research Blvd, Suite 275

Austin, Texas 78750

(Address of principal executive offices)

(512) 492-6220

(Registrant’s telephone number, including area code)

(Registrant’s former name and former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “IdentiPHI” refer to IdentiPHI, Inc., a Delaware corporation.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2008, we agreed with Key Ovation, LLC to terminate our respective rights and obligations under the secured promissory note we issued to Zaychan Pty Limited on March 12, 2008 (the “Old Note). Zaychan Pty Limited assigned the Old Note to Key Ovation on June 30, 2008. In connection with the termination of the Old Note, we issued to Key Ovation a new 8% convertible secured promissory note with an aggregate principal amount of $2.2 million, due October 31, 2009 (the “New Note”), to evidence the outstanding principal and accrued and unpaid interest related to the Old Note. The New Note bears interest at 8% per annum and is convertible into shares of our common stock at $0.18 per share at Key Ovation’s option throughout the term of the note. Our obligations under the New Note continue to be secured by all of our assets. In connection with the issuance of the New Note, we amended certain terms of Key Ovation’s outstanding warrants to purchase an aggregate of 420,934 shares of our common stock, which were issued in connection with the Old Note. The amendments reduced the per share exercise price from $0.80 to $0.18 and added warrant cancellation and prepayment provisions such that if we prepay $400,000 in principal under the New Note to Key Ovation (i) on or before January 31, 2009, the warrants will automatically be cancelled; or (ii) after January 31, 2009 but on or before April 30, 2009, the aggregate number of shares issuable upon full exercise of the warrants will be automatically reduced by 50%. Copies of the termination agreement, the New Note and the warrant amendment are filed with this current report as Exhibits 10.1, 10.2 and 10.3, respectively.

Also on November 10, 2008, we entered into a credit line facility with Key Ovation pursuant to which Key Ovation agreed to make available to us a committed line of credit of up to $1.0 million. Under the line of credit, we may draw down from time to time advances up to an aggregate $1.0 million at our sole discretion. The line of credit facility terminates on October 31, 2009, and aggregate advances may not exceed $100,000 during any one calendar month period. Key Ovation may suspend its obligations to make any further advances after January 31, 2009, if we have not completed an equity and/or debt financing for aggregate gross proceeds of at least $1.7 million. Upon our receipt of each advance, we agreed to issue to Key Ovation a warrant to purchase a number of shares of our common stock equal to 50% of the principal amount of such advance divided by 0.18, with each warrant having an exercise price of $0.18 per share. Each advance will be evidenced by a convertible promissory note due twelve months from the date of issuance and will bear interest at 8% per annum. The principal and accrued and unpaid interest outstanding at any time under each promissory note will be convertible into shares of our common stock at $0.18 per share at Key Ovation’s option. Copies of the line of credit agreement and form of promissory note are filed with this current report as Exhibits 10.4 and 10.5, respectively.

Chris Linegar, a beneficial owner of more than 10% of our common stock, is the principal member of Key Ovation. Peter A. Gilbert, our Vice Chairman and Senior Vice President of Sales and Marketing, and Mark A. Norwalk, our Chief Technology Officer, are also members of Key Ovation.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 10, 2008, we issued a press release which included a letter to our shareholders that outlines some of the challenges we are facing and details some of our plans for the future. A copy of the press relese, including the shareholder letter, is furnished with this current report as Exhibit 99.1.

Please refer to the press release for a discussion of certain forward-looking statements. The press release and shareholder letter contain information about our management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market and the successful delivery and adoption of our biometric products in the marketplace. In addition, we need to seek additional funds through the issuance of equity or debt securities or other sources of financing during 2008 and we do not have any arrangements or agreements in place for any such financing. If we are unable to obtain necessary additional financing, our ability to run our business will be adversely affected and we may be required to reduce the scope of our research and business activity or cease our operations. Even if we are successful in obtaining additional financing, if we are unable to generate sufficient cash flow from operations, we will need to seek additional funds through the issuance of additional equity or debt securities or other sources of financing. We may not be able to secure such additional financing on favorable terms, or at all. Any additional financings will likely cause substantial dilution to existing stockholders. If we are unable to obtain necessary additional financing, we may be required to reduce the scope of, or cease, our operations. Further, we will need to increase our revenues to be able to achieve and then maintain profitability and we cannot predict when, or if, we will become profitable in the future. Even if we achieve profitability, we may not be able to sustain it. Additional factors are included in our annual report on Form 10-K, as well as other documents we periodically file with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Termination Agreement, dated November 10, 2008, by and between IdentiPHI, Inc. and Key Ovation, LLC

10.2	8% Convertible Secured Promissory Note, dated November 10, 2008

10.3	Amendment No. 1 to Common Stock Purchase Warrants

10.4	Line of Credit Agreement, dated November 10, 2008, by and between IdentiPHI, Inc. and Key Ovation, LLC

10.5	Form of Convertible Promissory Note (Line of Credit)

10.6	Amendment No. 1 to Security Agreement

99.1	Press release, dated November 10, 2008, including Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIPHI, INC.

Dated: November 12, 2008	By:	/s/ Jeffrey T. Dick
Jeffrey T. Dick
Chief Financial Officer

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